Exhibit 4.1

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of August 13, 2010 (this “Amendment”) relating to that certain Credit Agreement dated as of August 9, 2006 and as amended and restated as of June 23, 2009 (the “Existing Credit Agreement” and, as amended hereby, the “Amended Credit Agreement”) among NIELSEN FINANCE LLC, a Delaware limited liability company (together with its successors and assigns, “Nielsen”), TNC (US) HOLDINGS INC., a New York corporation (together with its successors and assigns, “TNC Inc.” and, together with Nielsen, the “U.S. Borrowers”), NIELSEN HOLDING AND FINANCE B.V., a private company organized under the laws of The Netherlands, having its corporate seat in Diemen, The Netherlands (together with its successors and assigns, the “Dutch Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the Guarantors party thereto from time to time, CITIBANK, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer, ABN AMRO Bank N.V., as a Swing Line Lender, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), DEUTSCHE BANK SECURITIES INC., as Syndication Agent, and JPMORGAN CHASE BANK, N.A., ABN AMRO BANK N.V. and ING BANK N.V., as Co-Documentation Agents.

PRELIMINARY STATEMENTS

(1) WHEREAS, Nielsen desires to amend the Existing Credit Agreement to memorialize the terms of a recently completed Term Pro Rata Extension Offer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Existing Credit Agreement has the meaning assigned to such term in the Existing Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in any Loan Document, and each reference in any Loan Document to the Existing Credit Agreement or any other Loan Document or “thereunder”, “thereof” or other similar reference to such other Loan Document, shall, on and after the Class C Term Loan Effective Date (as defined in Section 2 of this Amendment), refer to such Loan Document or other Loan Document as amended hereby.

SECTION 2. Amendments. With effect from the Class C Term Loan Effective Date, the Existing Credit Agreement is hereby amended as set forth in this Section 2.

(a) The following defined terms shall be added to Section 1.01 of the Existing Credit Agreement in proper alphabetical order:

“Class C Dollar Term Lender” means, at any time, any Lender that has a Class C Dollar Term Loan at such time.

“Class C Dollar Term Loan” means a Loan that has been designated as such pursuant to and after giving effect to the Borrowers’ Term Pro Rata Extension Offer dated July 20, 2010. As of August 12, 2010 there are $1,374,995,663.11 aggregate principal amount of Class C Dollar Term Loans outstanding.

“Class C Dollar Term Note” means a promissory note of Nielsen payable to any Class C Dollar Term Lender or its registered assigns (in a form substantially similar to that for a Class B Dollar Term Note with modifications necessary to evidence the Class C Dollar Term Loans) evidencing the aggregate Indebtedness of Nielsen to such Class C Dollar Term Lender resulting from the Class C Dollar Term Loans made by such Class C Dollar Term Lender.

“Class C Euro Term Lender” means, at any time, any Lender that has a Class C Euro Term Loan at such time.

“Class C Euro Term Loan” means a Loan that has been designated as such pursuant to and after giving effect to the Borrowers’ Term Pro Rata Extension Offer dated July 20, 2010. As of August 12, 2010 there are €96,290,507.54 aggregate principal amount of Class C Euro Term Loans outstanding.

“Class C Euro Term Note” means a promissory note of Nielsen payable to any Class C Euro Term Lender or its registered assigns (in a form substantially similar to that for a Class B Euro Term Note with modifications necessary to evidence the Class C EuroTerm Loans) evidencing the aggregate Indebtedness of Nielsen to such Class C Euro Term Lender resulting from the Class C Euro Term Loans made by such Class C Euro Term Lender.

“Class C Term Lenders” means each Class C Dollar Term Lender and each Class C Euro Term Lender.

“Class C Term Loan Effective Date” means August 12, 2010.

“Class C Term Loans” means each Class C Dollar Term Loan and each Class C Euro Term Loan.

(b) The following defined terms in Section 1.01 of the Existing Credit Agreement shall be replaced in their entirety as set forth below:

“Applicable Rate” means a percentage per annum equal to:

(a)	with respect to Class A Term Loans, which are

(A) Class A Euro Term Loans, the following percentages per annum based upon the Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Secured Leverage Ratio	Rate
1	<4.25:1	2.00%
2	≥4.25:1	2.25%

and

(B) which are Class A Dollar Term Loans, the following percentages per annum based upon the Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Secured Leverage Ratio	Eurocurrency Rate	Base Rate
1	<4.25:1	2.00%	1.00%
2	≥4.25:1	2.25%	1.25%

(b)	with respect to Class B Term Loans, which are

(A) Class B Euro Term Loans, 3.75%; and

(B) which are Class B Dollar Term Loans, 3.75% in the case of Eurocurrency Rate Loans and 2.75% in the case of Base Rate Loans.

(c)	with respect to Class C Term Loans, which are:

(A) Class C Euro Term Loans, the following percentages per annum based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Total Leverage Ratio	Rate
1	≤5.00:1	3.50%
2	>5.00:1	3.75%

and

(B) which are Class C Dollar Term Loans, the following percentages per annum based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Total Leverage Ratio	Eurocurrency Rate	Base Rate
1	≤5.00:1	3.50%	2.50%
2	>5.00:1	3.75%	2.75%

; provided that the Applicable Rate set forth above in this clause (c) applicable to Class C Term Loans shall be reduced by 0.25% for so long as Borrowers maintain a corporate credit and/or family rating, as applicable, of either BB- from S&P or Ba3 from Moody’s.

(d) with respect to Revolving Credit Loans, unused Revolving Credit Commitments and Letter of Credit fees, the following percentages per annum (less, in the case of Letter of Credit fees, the fronting fee payable in respect of the applicable Letter of Credit), based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Total Leverage Ratio	Eurocurrency Rate and Letter of Credit Fees	Base Rate	Unused Commitment Fee Rate
1	<5.0:1	1.50%	0.50%	0.375%
2	≥5.0:1 but <5.5:1	1.75%	0.75%	0.375%
3	≥5.5:1 but <6.0:1	2.00%	1.00%	0.50%
4	≥6.0:1	2.25%	1.25%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio or the Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that, at the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Tranche A Revolving Credit Lenders, Tranche B Revolving Credit Lenders, Tranche C Revolving Credit Lenders, Tranche D Revolving Credit Lenders, Tranche E Revolving Credit Lenders, Tranche F Revolving Credit Lenders, Tranche G Revolving Credit Lenders, Tranche H Revolving Credit Lenders, Class A Dollar Term Lenders, Class B Dollar Term Lenders, Class C Dollar Term Lenders, Class A Euro Term Lenders, Class B Euro Term Lenders or Class C Euro Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Tranche A Revolving Credit Commitments, Tranche B Revolving Credit Commitments, Tranche C Revolving Credit Commitments, Tranche D Revolving Credit Commitments, Tranche E Revolving Credit Commitments, Tranche F Revolving Credit Commitments, Tranche G Revolving Credit Commitments, or Tranche H Revolving Credit Commitments, and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Tranche A Revolving Credit Loans, Tranche B Revolving Credit Loans, Tranche C Revolving Credit Loans, Tranche D Revolving Credit Loans, Tranche E Revolving Credit Loans, Tranche F Revolving Credit Loans, Tranche G Revolving Credit Loans, Tranche H Revolving Credit Loans, Class A Dollar Term Loans, Class B Dollar Term Loans, Class C Dollar Term Loans, Class A Euro Term Loans, Class B Euro Term Loans or Class C Euro Term Loans.

“Dollar Term Loan” means a Class A Dollar Term Loan, a Class B Dollar Term Loan or a Class C Dollar Term Loan, as applicable.

“Euro Term Loan” means a Class A Euro Term Loan, a Class B Euro Term Loan or a Class C Euro Term Loan, as applicable.

“Facility” means the Class A Dollar Term Loans, the Class A Euro Term Loans, the Class B Dollar Term Loans, the Class B Euro Term Loans, the Class C Dollar Term Loans, the Class C Euro Term Loans, each Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

“Maturity Date” means (i) with respect to the Class A Term Loans, the seventh anniversary of the Pushdown Date, (ii) with respect to the Class B Term Loans, May 1, 2016, (iii) with respect to the Class C Term Loans, May 1, 2016 and (iv) with respect to the Revolving Credit Facility, the sixth anniversary of the Pushdown Date.

“Note” means a Class A Dollar Term Note, a Class B Dollar Term Note, a Class C Dollar Term Note, a Class A Euro Term Note, a Class B Euro Term Note, a Class C Euro Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require.

“Outstanding Amount” means (a) with respect to the Class A Dollar Term Loans, Class B Dollar Term Loans, Class C Dollar Term Loans, Class A Euro Term Loans, Class B Euro Term Loans, Class C Euro Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Class A Dollar Term Loans, Class B Dollar Term Loans, Class C Dollar Term Loans, Class A Euro Term Loans, Class B Euro Term Loans, Class C Euro Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Term Lender” means, at any time, any Class A Dollar Term Lender, Class A Euro Term Lender, Class B Dollar Term Lender, Class B Euro Term Lender, Class C Dollar Term Lender or Class C Euro Term Lender, as the context may require.

“Term Loan” means a Class A Dollar Term Loan, Class A Euro Term Loan, Class B Dollar Term Loan, Class B Euro Term Loan, Class C Dollar Term Loan or Class C Euro Term Loan, as the context may require.

(c) The proviso in the first sentence of Section 2.05(a)(i) of the Existing Credit Agreement is hereby amended by (x) replacing the word “and” immediately before the “(4)” with a comma, (y) adding the words “or Class C Term Loans” immediately after the words “Class B Term Loans” in clause (4) of such proviso and (z) and adding at the end of such sentence “and (5) to the extent there are Class B Term Loans outstanding, such Class B Term Loans must be prepaid pursuant to this Section 2.05(a) prior to the repayment of any Class C Term Loans pursuant to this Section 2.05(a)”.

(d) Section 2.05(b)(ix) of the Existing Credit Agreement is hereby amended by (x) deleting the word “and” immediately before the phrase “, second” and (y) adding to such section immediately before the proviso the following: “and, third, to the Class C Term Loans (for the avoidance of doubt) pro rata across each Class of such Term Loans, with the application thereof being applied to the remaining installments thereof as the Borrowers may direct”.

(e) Sections 2.07(a) and (b) of the Existing Credit Agreement are hereby replaced in their entirety with the following:

“(a) Dollar Term Loans. Nielsen shall repay to the Administrative Agent in Dollars for the ratable account of the Class A Dollar Term Lenders, Class B Dollar Term Lenders and Class C Dollar Term Loans (i) on the last Business Day of each March, June, September and December, an aggregate Dollar Amount equal to 0.25% of the aggregate Dollar Amount of all Class A Dollar Term Loans, Class B Dollar Term Loans or Class C Dollar Term Loans (or related predecessor Loans) ever outstanding hereunder (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Class A Dollar Term Loans, Class B Dollar Term Loans and Class C Dollar Term Loans, respectively, the aggregate principal amount of all such Class A Dollar Term Loans, Class B Dollar Term Loans and Class C Dollar Term Loans outstanding on such date.

(b) Euro Term Loans. Nielsen shall repay to the Administrative Agent in Euros for the ratable account of the Class A Euro Term Lenders, Class B Euro Term Lenders and Class C Euro Term Lenders (i) on the last Business Day of each March, June, September and December, an aggregate amount equal to 0.25% of the aggregate amount of all Class A Euro Term Loans, Class B Euro Term Loans or Class C Euro Term Loans (or related predecessor Loans) ever outstanding hereunder (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Class A Euro Term Loans, Class B Euro Term Loans and Class C Euro Term Loans, respectively, the aggregate principal amount of all Class A Euro Term Loans, Class B Euro Term Loans and Class C Euro Term Loans outstanding on such date.”

SECTION 3. Certain Consequences Of Effectiveness.

On and after the Class C Term Loan Effective Date, the rights and obligations of the parties to the Existing Credit Agreement shall be governed by the Amended Credit Agreement; provided that the rights and obligations of the parties to the Existing Credit Agreement with respect to the period prior to the Class C Term Loan Effective Date shall continue to be governed by the provision of the Existing Credit Agreement prior to giving effect to this Amendment and the amendments contemplated hereby. The Existing Credit Agreement and the other Loan Documents, as specifically amended hereby, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Without limiting the foregoing, Nielsen agrees that the Collateral Documents and all of the Collateral does and shall continue to secure the payment of all Secured Obligations (including those modified hereby) on the terms and conditions set forth in the Collateral Documents.

SECTION 4. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR OTHER TRANSACTION RELATED HERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02 OF THE EXISTING CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 6. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by facsimile or email of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NIELSEN FINANCE LLC

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: SVP, Treasurer

CITIBANK, N.A., as Administrative Agent

By:	/s/ Christopher Wood
Name: Christopher Wood
Title: Vice President